UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/07/2009

NYFIX, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-02292

Delaware	06-1344888
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

100 Wall Street
New York, NY 10005
(Address of principal executive offices, including zip code)

(646) 525-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 7, 2009, NYFIX, Inc., a Delaware corporation ("NYFIX"), BNY ConvergEx Execution Solutions LLC, a Delaware limited liability company (the "Purchaser"), NYFIX Millennium, L.L.C., a Delaware limited liability company ("Millennium"), NYFIX Broker-Dealer Holdings, LLC, a Delaware limited liability company (the "Seller") and, with respect to certain sections only, NYSE Technologies, Inc., a Delaware corporation ("NYSE"), entered into a Membership Interest Purchase Agreement (the "Agreement"). The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, the Purchaser will acquire all of the issued and outstanding membership interests in Millennium (the "Millennium Acquisition"). Millennium is a wholly owned subsidiary of the Seller, and the Seller is a wholly owned subsidiary of NYFIX.

Pursuant to the terms of the Agreement, the Purchaser will pay approximately $5,000,000 in cash for Millennium, less the amount of any indebtedness assumed by the Purchaser, subject to adjustment for any working capital transferred and for a portion of the costs of assigning or purchasing software licenses. The purchase price reflects in part the limited period of time that NYSE can own an alternative trading system from a regulatory perspective, together with the ability of the Purchaser to close the transaction in a relatively short period of time, as well as the level of transitional and ongoing support services that NYSE will provide to the Purchaser.

The Millennium Acquisition is contingent upon the consummation of the merger of CBR Acquisition Corp., a Delaware corporation and wholly owned subsidiary of NYSE ("Merger Sub"), with and into NYFIX, with NYFIX as the surviving corporation and as a wholly owned subsidiary of NYSE (the "Merger"), pursuant to an Agreement and Plan of Merger dated August 26, 2009, as well as other customary closing conditions. NYSE will guarantee the obligations of NYFIX and the Seller from and after the closing of the Merger.

The Agreement contains certain termination rights for both the Seller and the Purchaser. In the event the Merger is not consummated for any reason, the Agreement will automatically terminate without liability to any party thereto.   The Millennium Aquisition is currently anticipated to close during the fourth quarter of 2009.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Form 8-K may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYFIX's plans, objectives, expectations and intentions, statements concerning the proposed transaction between the Purchaser and NYFIX and other statements that are not historical or current facts. Forward-looking statements are based on NYFIX's current expectations (except where otherwise noted) and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYFIX's results or future events to differ materially from current expectations include, but are not limited to: the expected settlement of litigation relating to the pending merger with NYSE Euronext; the ability to consummate the pending transaction; the impact of the pending transaction on customer and employee relations; operation disruptions as a result of the transaction; the impact of current market conditions on the financial stability of our clients including consolidations and closures; the condition of the securities markets and the general economy; the impact of regulation and regulatory actions; the effects of current, pending and future legislation; actions and initiatives by both current and future competitors; and other factors detailed in the proxy statement under the heading "Special Note Regarding Forward-Looking Statements" and in NYFIX's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. The inclusion of forward-looking statements in this press release should not be regarded as a representation by NYFIX that the forward-looking statements will prove to be correct. In addition, (except where otherwise noted) the forward-looking statements included in this press release represent NYFIX's views as of November 12, 2009. NYFIX anticipates that subsequent events and developments will cause NYFIX's views to change. However, while NYFIX may elect to update these forward-looking statements at some point in the future, NYFIX specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing NYFIX's views as of any date subsequent to November 12, 2009 or such other date as specified with respect to a particular forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, Inc.

Date: November 12, 2009	By:	/s/ Annemarie Tierney
Annemarie Tierney
General Counsel and Corporate Secretary